UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2004

Intermix Media, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-26355	06-1556248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Center Drive, Suite #300 Los Angeles, California	90045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 215-1001

eUniverse, Inc.

(Former name or former address, if changed since last report)

Item 5.	Other Events

Effective July 15, 2004, the Registrant changed its corporate name from “eUniverse, Inc.” to “Intermix Media, Inc.” and its ticker symbol from “EUNI” to “IMIX”. Stockholders do not need to exchange stock certificates in connection with the corporate name change.

In addition, on July 15, 2004, the Registrant issued a press release regarding the corporate name change and stock market symbol change.

Item 7.	Financial Statements and Exhibits

(c)	Exhibits	Description
	2.1	Certificate of Ownership and Merger Merging Intermix Media, Inc. into eUniverse, Inc.

	99.1	Press release issued by Intermix Media, Inc. on July 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2004	Intermix Media, Inc.

	By:	/s/ Thomas J. Flahie
Thomas J. Flahie Chief Financial Officer